CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Auditors” in the Summary section of the Prospectus and “Accountants and Legal Counsel” in the Statement of Additional Information and related Prospectus of Morgan Creek Global Equity Long/Short Institutional Fund and to the use of our report dated September 28, 2011 on Morgan Creek Global Equity Long/Short Institutional Fund and our report dated September 28, 2011 on Global Equity Long/Short Master Fund which are included in Amendment No. 3 to the Registration Statement (Form N-2 No. 333-169083 and No. 811-22461).

/s/ Ernst & Young LLP

Raleigh, North Carolina
September 30, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated August 26, 2011, with respect to the Morgan Creek Opportunity Offshore Fund, Ltd., in Amendment No. 3 to the Registration Statement (Form N-2 No. 333-169083 and No. 811-22461) and related Prospectus of Morgan Creek Global Equity Long/Short Institutional Fund.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands
September 30, 2011